                                                                   EXHIBIT 10.36

Confidential portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Such portions are indicated herein by the symbol "*".

                 AMENDMENT TO INK SUPPLY REOUIREMENTS AGREEMENT

    This Amendment (the "Amendment") to the Ink Supply Requirements Agreement between the parties dated July 31, 1993 (the "Original Agreement") is made between TREASURE CHEST ADVERTISING COMPANY, INC., a Delaware corporation ("TCA"), as buyer, and MARPAX, Inc. a Nevada corporation doing business as The Ink Company ("Ink Co."), as seller, as of July 1, 1997. The term "Agreement" as used in this Amendment and the Original Agreement shall refer to the Original Agreement as modified by this Amendment.

                                    RECITAL

    Ink Co. and TCA desire to amend the Original Agreement in certain limited aspects as specified in this Amendment, and to have the Agreement continue in effect as amended.

                                     TERMS

A. REQUIREMENTS. Section 4.1 of the Agreement shall be amended to provide in full as follows:

    4.1 SALE AND PURCHASE: SUPPORT SERVICES

        (a) Ink Co., within the limitations contained in this Agreement, shall sell to TCA such quantities of Product as TCA may require. In addition, Ink Co. shall provide support services to TCA consistent with the current practices of the parties as described in Exhibit B attached to the Original Agreement.

        (b) Subject to the provisions of this Agreement. TCA shall purchase from Ink Co. the following quantities of Product for each calendar year beginning
    with 1997: (i) COLD BLACK INK: The lesser of        pounds* or   %* of the
    cold black ink purchased by TCA; and (ii) PRODUCT OTHER THAN COLD BLACK INK:
    The greater of        pounds* or   %* OF PRODUCT OTHER THAN COLD BLACK INK
    purchased by TCA. Notwithstanding this requirement, during any calendar
    year, TCA may, at its option, buy up to   %* of Product other than cold
    black ink from companies other than Ink Co. For the period from January 1, 2007 through January 31, 2008, which shall be treated as one calendar year, the ink purchases required by this Subsection 4. 1 (b) shall be increased to
           pounds* and        pounds*, respectively.

        (c) TCA and Ink Co. will work together to avoid wide quarterly variations in the amount of Product purchased by TCA from Ink Co. TCA will
    use its best efforts to purchase not less than the lesser of        pounds*
    of Product other than cold black ink or   %* of its annual contractual
    commitment to Ink Co. in any calendar quarter.

        (d) Notwithstanding the foregoing, TCA's obligations with respect to purchases of Product from Ink Co. by an Affiliate of TCA acquired by TCA after the date of this Agreement shall be subject to any agreement or contract existing at the time of (but not entered into in anticipation of) such acquisition obligating such Affiliate to purchase product from other sources.

        (e) It is understood that Ink Co. shall have the right to contract with respect to the manufacture of Product with such third parties as Ink Co. shall deem advisable; provided, however, that Ink Co. shall remain fully responsible hereunder.

B. PURCHASE PRICES AND PAYMENTS.- Section 5.6 to the Agreement shall be added, and Sections 5.1 and 5.2 of the Agreement shall be amended to provide in full as follows:

    5.1 PURCHASE PRICES.

        (a) The prices (the "Purchase Prices") for all Product delivered under this Agreement shall be mutually agreed to by Ink Co. and TCA., and shall be competitive with the prices quoted in writing by Qualified Suppliers for Specified Product of a comparable quantity, for so long as such prices remain

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* Confidential treatment has been requested for this redaction in effect. TCA shall promptly notify Ink Co. in writing when such price quotation is no longer effective. The current Purchase Prices are set out in Exhibit A to the Amendment. TCA will not disclose to any supplier of ink the prices charged TCA by Ink Co.

        (b) Ink Co. will supply TCA monthly with information concerning the per set prices charged and quantities sold for Specified Product by each Ink Co. facility to its other customers without identifying the names of such customers, where prices then being charged to TCA for the same Specified Product, net of the discount provided in Subsection 5.1 (f), are greater
    than   %* of the prices to other customers. The completeness and accuracy of such information shall be certified in writing to TCA by an appropriate officer of ink Co.

        (c) Notwithstanding any other provision of this Agreement; (i) if at any time any Ink Co. facility sells any Specified Product to a customer, exclusive of agents for resale for consumption outside of the United States, at prices per set equal to or lower than the prices charged TCA for such Specified Product, net of the base volume discount provided in Subsection 5. l(f)(i), then Ink Co. shall, for as long as such sales at such prices
    continue sell such Specified Product to TCA at    %* less than the lowest
    prices per set then being charged by Ink Co.

        (d) Within 10 days after the end of each month, Ink Co. will advise TCA of all ink products that are available to TCA Competitors, along with a list of prices for such products (as available to TCA) and will indicate to TCA which of such products were purchased frequently during such month.

        (e) "Competitor" means any business or division of any business which produces a product which directly competes with a like product produced by TCA in the printing of advertising circulars, coupon books, newspaper supplements, comics, television guides and other products printed for newspapers or in any other printing activity in which TCA is engaged during the term of this Agreement.

        (f) Discounts

        (i) Ink Co. shall pay TCA a base volume discount, which shall be deducted from each invoice at time of payment, for all Product purchased.
    For all cold black ink purchases and for the first        pounds* of Product
    other than cold black ink during each calendar year, the base volume
    discount shall be,    % * of the price of such ink. Beginning January 1,
    2001, this base volume discount shall increase to    %* of the price of such
    ink.

        (ii) Ink Co. shall pay TCA an additional    %* discount for purchases of
    all Product other than cold black ink greater than        pounds*, to and
    including        pounds* during any calendar year for the period July 1,
    1997 thru December 31, 2000. Ink Co. shall pay TCA an additional    %*
    discount for purchases of all Product other than cold black ink greater than
           pounds*, to and including        pounds* during any calendar year for
    the period January 1, 2001 through January 31, 2008. For purposes of calculation January 1, 2008 through January 31, 2008 will be included in the calendar year 2007. This discount will be rebated by credit memo by Ink Co. within thirty days of the end of the quarter in which the discount is earned.

        (iii) For purchases of Product other than cold black ink over pounds*, the parties shall determine a mutually-acceptable discount based on the volume commitments made by TCA. The parties shall not be obligated to
    purchase or sell over        pounds* of Product other than cold black ink
    unless they both agree to acceptable prices and terms.

    5.2 PURCHASE PRICE ADJUSTMENTS

        (a) The initial Purchase Prices are set forth in Exhibit A of this Amendment attached hereto and incorporated herein by reference. The initial Purchase Prices, are subject to adjustment up or down for market conditions or pursuant to Section 5.1 at the request of either party hereto. The party seeking adjustment to the Purchase Prices then in effect shall notify the other party in writing of its

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* Confidential treatment has been requested for this redaction proposed adjustments in the Purchase Prices and the reasons therefor (the "Notice") ten (10) days in advance of the date the adjusted Purchase Prices are to take effect.

        (b) Purchase Prices shall be competitive with the prices quoted in writing by Qualified Suppliers for Specified Product of a comparable quantity, and shall also be discounted as provided in Subsection 5. 1 (f) of this Amendment, for so long as such quoted prices remain in effect.

        (c) *

        (d) Where TCA intends to accept a Competitive Offer, it shall notify Ink Co. in writing of the terms and quantities of the Competitive Offer and shall provide samples of the products subject to the offer. TCA shall provide a copy of the Competitive Offer, with identification of the offeror redacted, together with a certificate of TCA's independent public accountants that the copy is accurate and that the offeror company is publicly recognized as a Qualified Supplier.

        (e) If Ink Co. elects to meet the Competitive Offer in its entirety, it shall notify TCA of its election within thirty (30) days, and Ink Co. shall sell to TCA, and TCA shall buy from Ink Co., Product on the pricing and terms and conditions provided in the Competitive Offer, less the discount provided in Subsection 5. l(f). Where the Competitive Offer includes products that are identified by TCA as functionally superior to Specified Products, Ink Co., shall have sixty (60) days to notify TCA of its election. If Ink Co. elects to meet the Competitive Offer, the pricing and terms and conditions provided in the Competitive Offer for functionally equivalent products shall be effective ten (10) days after the date of notice by TCA as provided in Subsection 5.2(d).

        (f) If Ink Co., does not provide TCA with notice within thirty (30) days (or sixty (60) days in the case of functionally superior products), that it elects to meet a Competitive Offer, TCA may accept the Competitive Offer *

        (g) *

    5.6 TRANSITION PROVISIONS

        (a) The Purchase Prices set out in Exhibit A to the Amendment and the discounts provided in Subsection 5.1(f) shall be effective July 1, 1997. For the purpose of calculation of said discounts, purchases made from January 1, 1997 will be counted in determining volume discount levels for the 1997 calendar year,

        (b) Upon execution of this Amendment, Ink Co. shall credit TCA with the difference between (i) the amount paid to Ink Co. by TCA beginning July 1, 1997 and (ii) the amount which would have been payable pursuant to Exhibit A, less applicable discounts.

        (c) During the period from July 1, 1997 through December 31, 1998, the Purchase Prices shall be subject to the volume discount provided in Subsection 5. 1 (f), and shall be subject to the competitive reductions provided in Section 5.2; provided the Purchase Prices shall not be reduced below the Purchase Prices set forth in Exhibit A or in effect on July 1, 1997. In exchange for this provision, upon execution of this Amendment, for the period from July 1, 1997 through September 30, 1997, Ink Co. shall make
    a one-time payment of $         * to TCA.

C. TERM OF AGREEMENT Section 6.1 and 6.3 of the Agreement shall be amended to provide in full as follows:

    6.1 TERM: TERMINATION DATE: The term of Agreement shall commence on July l, 1997 and, unless terminated by either party upon the occurrence of an Event of Default (as defined in Article VIII) of the other party, shall continue in effect until January 31, 2008, (the "Termination Date"), and thereafter the Termination Date shall be extended for successive one (1) year periods unless either party shall give written notice to the other party, not less than six (6) months prior to the then Termination Date, of its intention to terminate this Agreement on such Termination Date.

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* Confidential treatment has been requested for this redaction

    6.3 ASSIGNMENT AND TERMINATION UPON SALE, This Agreement may be assigned by either party only to a successor to the party either through sale of stock or substantially all of the party's assets or through corporate reorganization. Notwithstanding any other provisions of this Agreement, TCA shall have the right, upon no less than six (6) months' prior written notice to Ink Co., to terminate this Agreement after any acquisition of control of Ink Co. or of all or any substantial part of Ink Co.'s assets or business, by a third party, other than Robert E. Milhous or Paul B. Milhous or any present affiliate controlled by them, which is not an Affiliate of Ink Co. and which competes with TCA or Big Flower Press Holdings, Inc. or an affiliate of either of them in providing printing or advertising products or services other than the manufacture or sale of ink.

D. EQUIPMENT. A new Section 7.5 has been added to the Agreement.

    7.5 SHARED DEPRECIATION. Beginning January 1, 1998, TCA shall pay quarterly to Ink Co. a proportion of Ink Co.'s depreciation on the Equipment equal to (i) the net cost of Product purchased by TCA from sources other than Ink Co., divided by (ii) the net cost of Product purchased by TCA from all sources including Ink. Co..

E. NOTICES. Section IX of the Agreement shall be amended to provide in full as follows:

        All notices, requests, demands, and all other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, mailed first class, registered or certified mail, postage prepaid; with a copy sent by facsimile as follows:

If to TCA:                          Treasure Chest Advertising Company, Inc.
                                    250 West Pratt Street
                                    18th Floor
                                    Baltimore, Maryland 21201
                                    Attn: Donald E. Roland,
                                    President & CEO
                                    Telephone: (410) 528-9800
                                    Facsimile: (410) 528-9287

Copy to:                            Big Flower Press Holdings, Inc.
                                    3 East 54th Street
                                    17th Floor
                                    New York, New York 10022
                                    Attn: General Counsel
                                    Telephone: (212) 521-1600
                                    Facsimile: (212) 223-4074

If to Ink Co.;                      Marpax
                                    1115 Shore Street
                                    West Sacramento, California 95691
                                    Attn: George Tholke
                                    President
                                    Telephone: (916) 372-2452
                                    Facsimile: (916) 372-1860

F. ARBITRATION. Section 11.1 of the Agreement shall be amended to provide in full as follows:

    11.1 ARBITRATION. Except as otherwise provided in Section 5.2, in the event of a claim or controversy arising out of or relating to this Agreement, or the breach hereof, the matter involved in the disagreement shall, upon demand of any party hereto involved in such dispute (herein a "disputing party") be submitted to binding arbitration in Los Angeles, California pursuant to the commercial rules of the American Arbitration Association. Neither party shall institute proceedings at law or in equity concerning such matter, except for proceedings challenging the lawfulness of the award, seeking enforcement of the award or seeking injunctive or other provisional relief pending the arbitration.

G. MISCELLANEOUS. Section 12.13 RIGHT OF FIRST OFFER shall be deleted from the Agreement.

H. EFFECT OF AMENDMENT

        All provisions of the Original Agreement not expressly amended by this Amendment shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth.

                                TREASURE CHEST ADVERTISING
                                COMPANY, INC., A DELAWARE CORPORATION

                                By:             /s/ DONALD E. ROLAND
                                     -----------------------------------------
                                                  Donald E. Roland
                                               ITS PRESIDENT AND CEO

                                MARPAX, a Nevada Corporation doing
                                business as "The Ink Company"

                                By:              /s/ GEORGE THOLKE
                                     -----------------------------------------
                                                   George Tholke
                                                   ITS PRESIDENT

                                   EXHIBIT A
                                     TO THE
                 AMENDMENT TO INK SUPPLY REQUIREMENTS AGREEMENT

                                  HEATSET INKS

LS(D) Process Yellow.................................................................      $          *
LS(D) Process Red....................................................................      $          *
LS(D) Process Blue...................................................................      $          *
LS(D) Process Black..................................................................      $          *
LS1LT Process Black..................................................................      $          *
LSEMT Process Yellow.................................................................      $          *
LSEMT Process Red....................................................................      $          *
LSEMT Process Blue...................................................................      $          *
LSEMT Process Black..................................................................      $          *
Brilliant Red........................................................................      $          *

                                  COLDSET INKS

CC Process Yellow....................................................................      $          *
CC Process Red.......................................................................      $          *
CC Process Blue......................................................................      $          *
TC Black (Ultra LV)..................................................................      $          *
Brilliant Red........................................................................      $          *

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*   Confidential treatment has been requested for this redaction